Exhibit 99.1

SEGMENTZ, INC. ANNOUNCES

RESULTS OF ANNUAL MEETING

Shareholders approve all proxy initiatives; Sale of Lexington Building and Extended Credit Terms

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Segmentz, Inc.	Hayden Communications, Inc.
Jeff Curry	Brett Maas
269-695-4920	843-272-4653

TAMPA, FL–June 21, 2005–Segmentz, Inc. (AMEX: SZI), a provider of transportation and logistics management services to a select client base, ranging from mid-sized to Fortune 500 companies, today announced the results of the Company’s annual shareholder meeting, which was held today at the American Stock Exchange.

Shareholders ratified the four issues proposed and listed in the Company’s proxy statement. Specifically, the shareholders re-elected the seven proposed directors to the Company’s board of directors, re-appointed Pender Newkirk & Company as the Company’s independent auditors, increased the number of authorized shares from 40 million to 100 million and approved the changes to the Company’s 2001 stock option plan, increasing the number of shares from 600,000 share to 5.6 million shares. No other issues were raised by shareholders.

During the meeting, the Company announced the sale of the Company’s facility in Lexington, Kentucky, which is part of the Company’s previously, announced restructuring initiative. The Company also announced that management has secured a 90-day extension on their credit line, beginning July 31, 2005, while the Company renegotiates the terms of the credit line. The Company currently has a credit line of $3.5 million for working capital or other needs, which is sufficient for anticipated ongoing operations. The Company has no immediate plans to utilize the increased authorized shares at this time.

About Segmentz, Inc.

Segmentz, Inc. is a provider of premium transportation and logistics management services to its target client base, ranging from mid-sized to Fortune 500 companies. The Company’s services place an emphasis on ground expedited, air expedited and special handling services. Other services include: regional trucking, dedicated delivery and supply chain management services. The Company operates a network of terminals in the Southeast and Midwest United States. All these Company services focus on same-day and next-day pick up and delivery, transporting the freight in exclusive use trucks. The company is committed to a strategy of continued growth through a non-asset based model. The company has a state of art 24/7 call center utilizing a world-class communications technology and dispatch infrastructure that covers the 48 states and Canada. Segmentz, Inc. is publicly traded on the American Stock Exchange under the symbol SZI. For more information about Express-1 visit www.express-1.com, and for more information about Segmentz visit www.segmentz.com.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include our ability to continue to lower our costs, our timely development and customers’ acceptance of our transportation products, including acceptance by key customers, pricing pressures, rapid technological changes in the industry, growth of the transportation and third party logistics market, increased competition, our ability to attract and retain qualified personnel, our ability to identify and successfully consummate future acquisitions; adverse changes in customer order patterns, adverse changes in general economic conditions in the U.S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Segmentz periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-KSB for its fiscal year ended December 31, 2002.